                                            THE CLEVELAND ELECTRIC ILLUMINATING COMPANY                                  Exhibit 12
                                         Computation of Ratio of Earnings to Fixed Charges                             ----------
                                         --------------------------------------------------                              Page 1 of 3
                                                 (Thousands of Dollars)


Statement Setting Forth Computations Showing Satisfaction of the Requirements Specified in Regulation S-K, Item 503(d):

                                                                              Year Ended December 31
                                                     ----------------------------------------------------------------------
                                                         1990           1991           1992          1993          1994
                                                     ------------   ------------   ------------  ------------  ------------
    Consolidated Net Income (Loss)                      $242,328       $246,158       $204,939     ($587,147)     $185,431
    Add
      Federal Income Taxes Expense                        95,500        130,135         94,627      (247,966)       85,455
      Interest (a)                                       275,169        264,072        253,042       252,479       254,248
      Provision for Interest Element of Rentals (b)       83,215         83,370         81,948        81,131        79,462
                                                        --------       --------       --------      --------      --------
        Total Earnings                                  $696,212       $723,735       $634,556     ($501,503)     $604,596
                                                        --------       --------       --------      --------      --------

    Fixed Charges
      Interest (a)                                      $275,169       $264,072       $253,042      $252,479      $254,248
      Provision for Interest Element of Rentals (b)       83,215         83,370         81,948        81,131        79,462
                                                        --------       --------       --------      --------      --------
        Total Fixed Charges                             $358,384       $347,442       $334,990      $333,610      $333,710
                                                        --------       --------       --------      --------      --------
    Ratio of Earnings to Fixed Charges                      1.94           2.08           1.89         (1.50)         1.81
                                                        ========       ========       ========      ========      ========

 (a) Includes interest on first mortgage bonds, bank loans, commercial paper, pollution control notes, and other interest included in operation expenses; amortization of net premium, discount and expense on debt; and capitalized interest on nuclear fuel lease obligations.

 (b) Includes the interest component of Bruce Mansfield sale and leaseback rentals, leased nuclear fuel in the reactor, and other miscellaneous rentals.
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                                                     THE TOLEDO EDISON COMPANY                                           Exhibit 12
                                         Computation of Ratio of Earnings to Fixed Charges                               ----------
                                         --------------------------------------------------------------                  Page 2 of 3
                                               (Thousands of Dollars)

Statement Setting Forth Computations Showing Satisfaction of the Requirements Specified in Regulation S-K, Item 503(d):

                                                                             Year Ended December 31
                                                    ----------------------------------------------------------------------
                                                        1990           1991           1992          1993          1994
                                                    ------------   ------------   ------------  ------------  ------------
    Net Income (Loss)                                   $81,424        $49,613        $70,677     ($289,275)      $82,531
    Add
      Federal Income Taxes Expense (Credit)              12,377         37,995         33,905      (139,479)       34,342
      Interest (a)                                      149,301        141,285        128,779       121,221       119,421
      Provision for Interest Element of Rentals (b)     121,488        122,469        115,638       112,266       111,163
                                                       --------       --------       --------      --------      --------
        Total Earnings                                 $364,590       $351,362       $348,999     ($195,267)     $347,457
                                                       --------       --------       --------      --------      --------

    Fixed Charges
      Interest (a)                                     $149,301       $141,285       $128,779      $121,221      $119,421
      Provision for Interest Element of Rentals (b)     121,488        122,469        115,638       112,266       111,163
                                                       --------       --------       --------      --------      --------
        Total Fixed Charges                            $270,789       $263,754       $244,417      $233,487      $230,584
                                                       --------       --------       --------      --------      --------
    Ratio of Earnings to Fixed Charges                     1.35           1.33           1.43         (0.84)         1.51
                                                       ========       ========       ========      ========      ========

 (a) Includes interest on first mortgage bonds, bank loans, commercial paper, pollution control notes, and other interest included in operation expenses; amortization of net premium, discount and expense on debt; and capitalized interest on nuclear fuel lease obligations.

 (b) Includes the interest component of Beaver Valley and Bruce Mansfield sale and leaseback rentals, leased nuclear fuel in the reactor, and other miscellaneous rentals.
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                             THE COMBINED CLEVELAND ELECTRIC ILLUMINATING AND TOLEDO EDISON COMPANIES                   Exhibit 12
                                    Computation of Pro Forma Ratio of Earnings to Fixed Charges                         ----------
                                    -----------------------------------------------------------                         Page 3 of 3
                                                      (Thousands of Dollars)

Statement Setting Forth Computations Showing Satisfaction of the Requirements Specified in Regulation S-K, Item 503(d):

                                                                             Year Ended December 31
                                                     --------------------------------------------------------------------
                                                        1990           1991           1992          1993          1994
                                                     ----------     ----------     ----------    ----------    ----------
    Net Income (Loss)                                  $323,752       $295,771       $275,616     ($876,422)     $267,962
    Add
      Federal Income Taxes Expense (Credit)             107,877        168,130        128,532      (387,445)      119,797
      Interest (a)                                      421,487        404,858        381,601       373,700       372,536
      Provision for Interest Element of Rentals (b)     204,703        205,839        197,586       193,396       190,626
                                                     ----------     ----------     ----------    ----------    ----------
        Total Earnings                               $1,057,819     $1,074,598       $983,335     ($696,771)     $950,921
                                                     ----------     ----------     ----------    ----------    ----------

    Fixed Charges
      Interest (a)                                     $421,487       $404,858       $381,601      $373,700      $372,536
      Provision for Interest Element of Rentals (b)     204,703        205,839        197,586       193,396       190,626
                                                     ----------     ----------     ----------    ----------    ----------
        Total Fixed Charges                            $626,190       $610,697       $579,187      $567,096      $563,162
                                                     ----------     ----------     ----------    ----------    ----------
    Ratio of Earnings to Fixed Charges                     1.69           1.76           1.70         (1.23)         1.69
                                                     ==========     ==========     ==========    ==========    ==========

 (a) Includes interest on first mortgage bonds, bank loans, commercial paper, pollution control notes, and other interest included in operation expenses; amortization of net premium, discount and expense on debt; and capitalized interest on nuclear fuel lease obligations.

 (b) Includes the interest component of Beaver Valley and Bruce Mansfield sale and leaseback rentals, leased nuclear fuel in the reactor, and other miscellaneous rentals.